CARL C. ICAHN'S RIVERDALE LLC AND GENESISINTERMEDIA, INC. ENTER INTO AGREEMENT
        FOR $100 MILLION CREDIT FACILITY AND INVESTMENT BANKING SERVICES

LOS ANGELES,  CALIFORNIA - JUNE 29, 2001 - GenesisIntermedia,  Inc. (NASDAQ/NMS:
GENI) (Frankfurt: GIA) today announced that it has received a conditional commitment from Riverdale LLC, a company owned by Carl C. Icahn, the New York based financier, to provide for a $100 million credit facility. The purpose of the credit facility is to finance acquisitions as part of GenesisIntermedia's business plan of aggressive growth through acquisition. The agreement also calls for Riverdale LLC, or its affiliates, to provide investment-banking services related to the acquisition plan, including:

     o    Advising on GenesisIntermedia's acquisition strategy

     o    Sourcing acquisition candidates

     o    Structuring acquisitions

     o    Proposing alternative financing sources

     o    Undertaking due diligence of proposed acquisitions

Consummation of the financing transactions is subject to the negotiation and execution of definitive credit and security documents. Consummation of any financings under the facility is also subject to a number of conditions, including credit review of potential acquisition targets, lender due diligence of the acquisitions and other conditions to be set forth in the definitive credit agreement.

"We're excited by the opportunities that this credit facility and investment banking relationship afford us. We expect to be able to act quickly as we continue to identify acquisition opportunities that will grow revenues and enhance value. We expect that this arrangement should facilitate our ability to complete acquisitions of businesses that expand and enhance our operations while benefiting from the acumen and expertise of the Icahn group" stated Ramy El-Batrawi, Chairman and Chief Executive Officer of GenesisIntermedia.

GenesisIntermedia continually reviews acquisition opportunities as part of its growth plan and is actively pursuing several acquisition targets at this time. GenesisIntermedia and Riverdale LLC are now studying these transactions under consideration. The Company believes that completion of targeted acquisitions will bolster the Company's cash position and revenues. No assurance can be given that any acquisitions will be consummated. The Company believes that the $100 million credit facility will enable GenesisIntermedia to more easily and rapidly complete transactions that are accretive to the Company's earnings.

As described in the Form 8-K filed today by the Company, in conjunction with the $100 million credit facility and investment banking services, the Company issued warrants to acquire 4 million common shares and Mr. El-Batrawi has granted options to acquire a total of 1.5 million of his common shares to the Icahn entities. If all of the warrants and options were to be exercised, Riverdale LLC would hold an approximate 20% stake in the Company. All of the shares underlying the warrants and options will be subject to a one year lock-up described in the commitment. Concurrent with the Company's grant of the options, Mr. El-Batrawi


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and Ultimate Holdings,  Ltd., a principal stockholder in the Company,  agreed to grant to the Company similar options to purchase shares held by them in the event Riverdale LLC exercises the warrants issued by the Company. The exercise prices of these options equals the price to Riverdale LLC, so dilution for existing stockholders will be minimized as a result of the transaction.

About GenesisIntermedia, Inc.

GenesisIntermedia, Inc. (GENI) is involved in several business lines revolving around the marketing and advertising of consumer goods and services. The Company's main business lines are (a) direct sales and marketing of consumer products, (b) interactive advertising and data mining in retail malls under the Centerlinq brand, and (c) car rentals for the replacement market under the Car Rental Direct brand. The Company strives to create a portfolio of complementary business activities that build on the Company's traditional strengths in marketing consumer goods and services. GenesisIntermedia markets through several channels including television, print, radio, telemarketing and retail outlets.


The Company believes that significant opportunities exist to build new platforms around e-commerce activities. As such, the Company has recently dedicated significant financial and human resources to develop and commercialize its Centerlinq product, three-time recipient of Microsoft Corp.'s (NASDAQ/NMS: MSFT) Retail Application Developer "RAD" award for "Best Retail Headquarters Application" in the category of Core Retail Marketing.

The Private Securities Litigation reform act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by GenesisIntermedia, Inc.) contains statements and other matters that are forward-looking. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, actual results may differ materially from those expressed in any forward-looking statements made by GenesisIntermedia, Inc. For a description of additional risks and uncertainties, please refer to the GenesisIntermedia, Inc. filings with the Securities and Exchange Commission, including GenesisIntermedia, Inc.'s Form 10-k.